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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 ) and related Prospectus of Aperian, Inc. for the registration of 11,094,490 shares of its common stock and to the incorporation by reference therein of our report dated April 30, 2001, with respect to the financial statements of Fourthstage Technologies, Inc. included in the Form 8-K/A dated June 19, 2001 of Aperian, Inc. filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP

Phoenix, Arizona
June 19 2001